UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2010

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX 77087	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 17, 2010, registrant executed the third amendment to its revolving credit agreement with JPMorgan Chase Bank, N.A., effective June 11, 2010, which contains the following significant revisions:

-the maturity date of any loans under this agreement has been extended one additional year until July 1, 2012;

-in the event borrower’s adjusted net income (defined as operating income plus depreciation and amortization) for any twelve month period ending on a fiscal quarter is less than $ 1.00 dollar, then outstanding borrowings under the loan agreement may not exceed $ 4 million.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Third Amendment to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.
(Registrant)

Date: June 21, 2010	By:	/s/ John H. Untereker
John H. Untereker
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Third Amendment to Loan Agreement